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                  [Letterhead of Gibson, Dunn & Crutcher LLP]


                                        October 31, 1997         C35517-00001


Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, CA 94583

     Re:  Registration Statement on Form S-8 of Giga-tronics Incorporated
          ---------------------------------------------------------------

Ladies and Gentlemen:

     We refer to the registration statement on Form S-8 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by Giga-tronics Incorporated, a California corporation (the "Company"), with respect to the offering by the Company of up to 700,000 shares (the "Shares") of the common stock of the Company, no par value per share (the "Common Stock") pursuant to the Giga-tronics Incorporated Restated 1990 Stock Option Plan (the "Plan"), including 400,000 shares for which a Registration Statement on Form S-8 was filed with the Securities and Exchange Commission on October 18, 1994 (Registration No. 33-85278) and 300,000 additional shares (the "New Shares") registered by the Registration Statement of even date herewith.

     We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the New Shares has been duly authorized and (ii) when issued in accordance with the terms of the Plan, the New Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     This opinion is limited to California and United States federal law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.


                         Very truly yours,


                         /s/ GIBSON, DUNN & CRUTCHER LLP